UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☑    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12
Inter-Tel (Delaware), Incorporated
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

On October 17, 2006, Inter-Tel (Delaware), Incorporated mailed to certain of its stockholders a copy of a press release issued by Inter-Tel on October 16, 2006 together with voting instruction sheets. A copy of the press release was filed with the Commission on October 16, 2006. Copies of the voting instruction sheets are attached as Exhibit 1.
Exhibit 1: Voting Instruction Sheets

Exhibit-1

TIME IS SHORT AND
YOUR VOTE IS IMPORTANT!
Since the October 24th meeting is fast approaching, we encourage you to submit your WHITE proxy by telephone or via the Internet. Please locate the 12-digit Control Number on the enclosed WHITE PROXY, and either:
1.	Call 1-800-454-8683,
OR
2.	Go to www.proxyvote.com.
If you have any questions or need assistance in voting your shares, please call Innisfree M&A Incorporated, toll-free, at (888) 750-5834.
THANK YOU!

TIME IS SHORT AND
YOUR VOTE IS IMPORTANT!
Since the October 24th meeting is fast approaching, we encourage you to submit your WHITE proxy by TELEPHONE or by INTERNET. Please locate the 10-digit Control Number on the enclosed WHITE PROXY, and either:
1.	Call 1-866-849-9670,
OR
2.	Go to https://www.proxyvotenow.com/intl.
You may also return proxies by fax—but only for accounts you hold in your own name. In this case, please sign and date your WHITE card and fax BOTH sides to: (212) 750-5799.
If you have any questions or need assistance in voting your shares, please call Innisfree M&A Incorporated, toll-free, at (888) 750-5834.
THANK YOU!